 As filed with the Securities and Exchange Commission on May 17, 2001
                                                          REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 AMR CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                         75-1825172
     (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                          Identification No.)

             4333 Amon Carter Blvd.                                76155
              Fort Worth, Texas                                  (Zip Code)
     (Address of Principal Executive Offices)

                              --------------------

               $UPER $AVER, A 401(K) CAPITAL ACCUMULATION PLAN FOR
             EMPLOYEES OF PARTICIPATING AMR CORPORATION SUBSIDIARIES

                            (Full title of the plan)

                              --------------------

                             ANNE H. MCNAMARA, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                 AMR CORPORATION
                           4333 AMON CARTER BOULEVARD
                             FORT WORTH, TEXAS 76155
                     (Name and address of agent for service)

                                 (817) 963-1234
          (Telephone number, including area code, of agent for service)

                              --------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                          PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                                         AMOUNT TO BE    OFFERING PRICE PER  AGGREGATE OFFERING       AMOUNT OF
                                                        REGISTERED (2)        SHARE (1)           PRICE (1)       REGISTRATION FEE
         TITLE OF SECURITIES TO BE REGISTERED
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share.................   5,000,000           $37.05           $185,250,000          $46,312.50
====================================================================================================================================


(1) Estimated solely for the purpose of computing the registration fee, based upon the average of the high and low sales prices of AMR Corporation common stock as reported on the New York Stock Exchange on May 14, 2001 in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act").

(2) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Note: The documents containing the information concerning $uper $aver, A 401(k) Capital Accumulation Plan for Employees of Participating AMR Corporation Subsidiaries, dated effective July 1, 2001 (the "Plan"), required by
Item 1 of Form S-8 and the statement of availability of registrant information, plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. AMR Corporation will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, AMR Corporation will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         AMR Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents filed by the Company with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 001-08400):

               (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

               (2) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001;

               (3) the Company's Current Reports on Form 8-K dated January 10, 2001, January 17, 2001, February 1, 2001, February 21, 2001, March 8,
          2001, March 13, 2001, March 15, 2001, April 11, 2001, April 12, 2001,
          April 12, 2001, April 19, 2001, April 24, 2001, April 30, 2001 and May
          4, 2001; and

               (4) a description of the Company's common stock contained in the Company's Registration Statement on Form 8-B dated September 29, 1982, as such form may be amended to update such description.

         All documents filed by the Company and, where applicable, the Plan, with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this registration statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed amendment or supplement to this registration statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation to include a provision in its Certificate of Incorporation, and the Company's Certificate of Incorporation so provides, which eliminates or limits the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director: (i) for any such of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derives an improper personal benefit.

         Under the DGCL, the Company's Certificate of Incorporation and the Company's Bylaws, directors and officers may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In derivative actions, indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and, in the event such person shall have been adjudged to be liable to the corporation, only to the extent that a proper court shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses.

          The Company's officers and directors are also insured against claims arising out of the performance of their duties in the aforementioned capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.


   EXHIBIT
   NUMBER                               DOCUMENT DESCRIPTION

     4.1  Certificate of Incorporation of AMR Corporation, as amended, effective
          May 26, 1998 (filed as Exhibit 3.1 to the Quarterly Report on Form
          10-Q of AMR Corporation for the fiscal quarter ended June 30, 1998, and incorporated herein by reference).

     4.2  AMR Corporation Bylaws, as amended January 19, 2000 (filed as Exhibit
          3.3 to the Annual Report on Form 10-K of AMR Corporation for the fiscal year ended December 31, 1999, and incorporated herein by reference).

     4.3 Form of Specimen Common Stock Certificate (filed as Exhibit 4(c) to the Registration Statement of AMR Corporation on Form S-3 (File No.
          33-38393), filed with the SEC on December 21, 1990, and incorporated herein by reference).

     *5.1 Opinion of Baker Botts L.L.P.

     *23.1 Consent of Ernst & Young LLP

     *23.2 Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

     *24.1 Power of Attorney of certain signatories (included in signature page of this Registration Statement).


    -----------------

    *    Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 17th day of May, 2001.

                              AMR CORPORATION


                              By:  /S/ ANNE H. MCNAMARA
                                   -----------------------------------------
                                   Anne H. McNamara
                                   Senior Vice President and General Counsel

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of AMR Corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitutes and appoints Charles D. Marlett and Anne H. McNamara, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                   SIGNATURES                              CAPACITY IN WHICH SIGNED                    DATE
                                                            Chairman of the Board,
                                                             President and Chief
                                                              Executive Officer;
            /S/ DONALD J. CARTY                           (Principal Executive Officer)             May 17, 2001
-------------------------------------------
                Donald J. Carty

                                                          Senior Vice President and
                                                           Chief Financial Officer
            /S/ THOMAS W. HORTON                           (Principal Financial and               May 17, 2001
-------------------------------------------                   Accounting Officer)
                Thomas W. Horton

            /S/ DAVID L. BOREN                                     Director                       May 17, 2001
--------------------------------------------
                David L. Boren

            /S/ EDWARD A. BRENNAN                                  Director                       May 17, 2001
--------------------------------------------
                Edward A. Brennan

            /S/ ARMANDO M. CODINA                                  Director                       May 17, 2001
--------------------------------------------
                Armando M. Codina

            /S/ EARL G. GRAVES                                     Director                       May 17, 2001
--------------------------------------------
                Earl G. Graves


                                      II-4



                   SIGNATURES                        CAPACITY IN WHICH SIGNED           DATE


        /S/ ANN D. MCLAUGHLIN KOROLOGOS              Director                       May 17, 2001
-------------------------------------------
            Ann D. McLaughlin Korologos

        /S/ MICHAEL A. MILES                         Director                       May 17, 2001
-------------------------------------------
            Michael A. Miles

        /S/ PHILLIP J. PURCELL                       Director                       May 17, 2001
-------------------------------------------
            Phillip J. Purcell

        /S/ JOE M. RODGERS                           Director                       May 17, 2001
-------------------------------------------
            Joe M. Rodgers

        /S/ JUDITH RODIN                             Director                       May 17, 2001
-------------------------------------------
            Judith Rodin


THE PLAN

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Pension Benefits Administration Committee of American Airlines, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 17th day of May, 2001.

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned member of the Pension Benefits Administration Committee of American Airlines, Inc., which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitutes and appoints Charles D. Marlett and Anne
H. McNamara, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacity and on the date indicated.

                 $UPER  $AVER  -  A  401(k)  CAPITAL   ACCUMULATION   PLAN  FOR
                 EMPLOYEES OF PARTICIPATING AMR CORPORATION SUBSIDIARIES



                 By:  /S/ A.J. ALLISON
                      ------------------------------------------------------
                      A. J. Allison
                      Vice President - Human Resources and
                      Chair, Pension Benefits Administration Committee

                                  EXHIBIT INDEX


  EXHIBIT
   NUMBER                               DOCUMENT DESCRIPTION

4.1       Certificate of Incorporation of AMR Corporation, as amended, effective
          May 26, 1998 (filed as Exhibit 3.1 to the Quarterly Report on Form
          10-Q of AMR Corporation for the fiscal quarter ended June 30, 1998, and incorporated herein by reference).

4.2       AMR Corporation Bylaws, as amended January 19, 2000 (filed as Exhibit
          3.3 to the Annual Report on Form 10-K of AMR Corporation for the fiscal year ended December 31, 1999, and incorporated herein by reference).

4.3 Form of Specimen Common Stock Certificate (filed as Exhibit 4(c) to the Registration Statement of AMR Corporation on Form S-3 (File No.
          33-38393), filed with the SEC on December 21, 1990, and incorporated herein by reference).

*5.1      Opinion of Baker Botts L.L.P.

*23.1     Consent of Ernst & Young LLP

*23.2     Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

*24.1 Power of Attorney of certain signatories (included in signature page of this Registration Statement).


    -----------------

    *    Filed herewith.